                               AGREEMENT AND RELEASE


     Randall S. Fojtasek (hereinafter "Executive"), D and W Holdings, Inc., Atrium Corporation, Atrium Companies, Inc., Wing Industries Holdings, Inc., Door Holdings, Inc., Wing Industries, Inc., Atrium Door and Window Company of Arizona, Atrium Door and Window Company - West Coast, Atrium Door and Window Company of the Northeast, Atrium Door and Window Company of New York, Inc., Atrium Door and Window Company of New England, Inc., R.G. Darby Company, Inc., Total Trim, Inc. and their subsidiaries and affiliates (collectively the "Company"), Ardshiel, Inc. ("Ardshiel"), GE Investment Management Incorporated ("GEIM") and GE Investment Private Placement Partners II, a Limited Partnership ("GEIPP") hereby enter into this Agreement and Release (hereinafter the "Agreement") on April 1, 1999. In exchange for the consideration listed below and on Attachment A, Executive promises to comply fully with the terms of this Agreement. In exchange for Executive's promise, the Company agrees to provide Executive with the consideration listed below and on Attachment A to this Agreement, incorporated herein by reference.

     1. TERMINATION OF EMPLOYMENT. Executive's last day of employment with the Company shall be March 31, 1999. This shall be considered Executive's termination date ("Termination Date"). Executive agrees to submit concurrently with this Agreement a letter of resignation as an officer and director of D and W Holdings, Inc., and any of its direct or indirect affiliates or subsidiaries, in accordance with this Agreement and effective as of the Termination Date. Executive agrees to vacate the space he currently occupies as an employee of the Company ("Option Space") at Mockingbird Towers Office Building,
1341 W. Mockingbird Lane, Dallas, Texas 75247 (the "Building") within 180 days after the Termination Date. Executive further agrees to cause Fojtasek Interests, Inc. to vacate the space Fojtasek Interests, Inc. currently occupies in the Building ("Fojtasek Subleased Premises") within 180 days after the Termination Date, and to terminate the Sublease Agreement entered into on February 1, 1997 between Atrium Companies, Inc. and Fojtasek Interests, Inc. In consideration for the promises contained in this paragraph 2, the Company agrees to pay $50,000 to Fojtasek Interests, Inc. on the date Fojtasek Interests, Inc. vacates the Fojtasek Subleased Premises. Utilization of the Option Space and the Fojtasek Subleased Premises prior to vacating shall be on the same terms and conditions as the day before the Termination Date, except that Executive agrees to utilize the Fojtasek Interests, Inc. door for all ingress and egress of the Option Space and the Fojtasek Subleased Premises, and Executive further agrees to limit his presence in the Building to the Option Space, the Fojtasek Subleased Premises, common areas of the Building, and necessary rights of way.

     2. CONSIDERATION UPON TERMINATION. As of the Termination Date, Executive shall no longer be employed by the Company. In consideration of the Executive's performance of his obligations under this Agreement and in satisfaction of all claims and benefits under any employee benefit plans maintained by the Company, the Company shall pay Executive the amounts and provide Executive the benefits listed on Attachment A. Executive understands that, except for the benefits to which Executive may be entitled under the express terms of the Company's employee benefit plans and policies (in form and substance as in effect on the date this Agreement is signed, subject to any subsequent amendments applicable generally to all participants under such plans and policies), that certain warrant dated October 2, 1998 entitling Executive to purchase 4,735,369 shares of common stock of D and W Holdings, Inc., and amendments thereto

(the "Executive Warrant"), that certain exchange warrant dated October 2, 1998 entitling Executive to purchase 1,000,000 shares of common stock of D and W Holdings, Inc., and amendments thereto (the "Exchange Warrant"), that certain Stockholders Agreement dated as of October 2, 1998, by and among D and W Holdings, Inc. and the stockholders signatory thereto (including Executive), and amendments thereto (the "Stockholders Agreement"), and the consideration listed on Attachment A and in this Agreement, Executive will receive no other wage, benefit, or other payments from the Company.

     3. NON-DISPARAGEMENT. The Company and Executive agree that there will be no press release concerning this Agreement or the termination of Executive's employment following the signing of this Agreement, unless required by law or agreed to by both parties. Executive agrees not to disparage the Company, Ardshiel, GEIM, GEIPP, or any of the affiliates, directors, officers, employees, agents or representatives of any of them, or any of their products or practices, either orally or in writing. GEIM, GEIPP, the officers and members of the Board of Directors of the Company, and principals of Ardshiel agree not to disparage Executive or any of his practices, either orally or in writing.

     4. RELEASE. (a) Except for claims solely to enforce his rights under this Agreement (subject to paragraph 5 of this Agreement) and claims to enforce rights arising under the Age Discrimination in Employment Act of 1967 ("ADEA") after Executive has signed this Agreement, Executive promises to and hereby does release the Company, Ardshiel, GEIM, GEIPP, their parents, subsidiaries, affiliates, related companies, and their employees, officers, directors, attorneys, agents, shareholders, partners, and representatives, as well as the trustees of any of their employee benefit plans (collectively, the "Releasees"), from any and all actions, causes of action, suits, debts, claims, complaints, charges, contracts, controversies, agreements, promises, damages, counterclaims, cross-claims, claims for contribution and/or indemnity, claims for costs and/or attorney's fees, judgments and demands whatsoever, in law or equity, known or unknown, he ever had, now has, or may have in the future based on the Releasees' conduct prior to the Termination Date. Executive understands that this includes, but is not limited to, the release of any rights or claims Executive may have under the ADEA, which prohibits age discrimination, Title VII of the Civil Rights Act of 1964 ("Title VII"), which prohibits discrimination based on race, color, national origin, religion or sex, the Americans with Disabilities Act ("ADA"), which prohibits disability discrimination, the Family and Medical Leave Act, which imposes requirements for leave related to a serious health condition or the birth, adoption or placement of a child, claims pursuant to any other federal, state or local law regarding discrimination based on age, race, sex, pregnancy, religion, national origin, marital status or disability or any other unlawful basis, claims for alleged violation of any other local, state or federal law, regulation, ordinance, public policy or common-law duty having any bearing whatsoever upon the terms and conditions of, and/or the cessation of Executive's employment with any of the Releasees. Executive understands that this also includes a release by Executive of claims for breach of express or implied contract, wrongful discharge, constructive discharge, breach of an implied covenant of good faith and fair dealing, negligent or intentional infliction of emotional distress, and any claims under the Employee Retirement Income Security Act of 1974 ("ERISA"). This release is intended to cover all claims in existence as of the date of Executive's signature on this Agreement, including both claims about which Executive knows and about which Executive does not know. Executive further represents that he has not filed any claims against the Releasees, or any of the individuals covered by this Agreement with any governmental agency or any court, and promises that Executive will not do so at any time hereafter regarding any matter covered by this Agreement. Nothing in this Agreement shall prohibit Executive from filing a charge of discrimination with the U.S. Equal Employment Opportunity Commission, provided that Executive agrees to waive any relief with respect to such charge of discrimination. Further, notwithstanding the foregoing, Executive does not release the Company, Ardshiel, GEIM and GEIPP from (i) any claim related to real estate transactions involving Fojtasek Interests, Inc. and/or its affiliates; or (ii) any claim involving fraud, willful misconduct, intentional misconduct or criminal activity.

     (b) Except for claims solely to enforce their rights under this Agreement (subject to paragraph 5 of this Agreement) the Company, Ardshiel, GEIM, and GEIPP each promise to and hereby do release Executive from any and all causes of action, suits, debts, claims, complaints, charges, contracts, controversies, agreements, promises, damages, counterclaims, cross-claims, claims for contribution and/or indemnity, claims for costs and/or attorney's fees, judgments and demands whatsoever, in law or equity, known or unknown, the Company, Ardshiel, GEIM or GEIPP ever had, now has, or may have in the future based on Executive's conduct prior to the Termination Date. This release is intended to cover all claims in existence as of the date of Executive's signature on this Agreement, including both claims about which the Company, Ardshiel, GEIM or GEIPP know and about which the Company, Ardshiel, GEIM or GEIPP do not know. The Company, Ardshiel, GEIM and GEIPP each further represent that it has not filed any claims against Executive with any governmental agency or any court. Notwithstanding the foregoing, the Company, Ardshiel, GEIM and GEIPP do not release Executive from (i) any claim arising in connection with the Merger Agreement dated August 3, 1998, as amended (the "Merger Agreement") (A) to the extent of Executive's Maximum Security

Escrow Amount (as defined in the Merger Agreement) thereunder; (B) related to a Title Claim (as defined in the Merger Agreement); or (C) under Section 13.16 of the Merger Agreement; (ii) any claim related to real estate transactions involving Fojtasek Interests, Inc. and/or its affiliates; and (iii) any claim involving fraud, willful misconduct, intentional misconduct, or criminal activity.

     (c) Notwithstanding anything to the contrary contained in this Section 4, Executive shall not be deemed to have released any rights relating to the Exchange Warrant, Executive Warrant and Stockholders Agreement.

     5. MEDIATION; ARBITRATION. (a) With the exception of matters for which a dispute resolution mechanism is prescribed in the Exchange Warrant, the Executive Warrant, and the Stockholders Agreement, the Company, Ardshiel, GEIM, GEIPP and Executive agree to submit to mediation any claim or controversy arising out of or relating to this Agreement or any breach thereof if any of them requests mediation and gives written notice to the other (the "Mediation Notice"). Any notice given pursuant to the preceding sentence shall include a brief statement of the claim or controversy. If the parties do not resolve the claim or controversy within five (5) days after the date of the Mediation Notice, the parties shall then use reasonable efforts to agree upon an independent mediator. If the parties do not agree upon an independent mediator within ten (10) days after the date of the Mediation Notice, either party may request that JAMS/Endispute ("JAMS"), or a similar mediation service of a similar national scope if JAMS no longer then exists, appoint an independent mediator. The parties shall share the costs of mediation equally and shall pay such costs in advance upon the request of the mediator or any party. Within ten
(10) days after selection of the mediator, the mediator shall set the mediation. The pendency of a mediation, or the failure to initiate a mediation, shall not delay or prevent an action to enforce this Agreement pursuant to paragraph 5(b) below.

     (b) The parties hereto agree that any dispute regarding any aspect of this Agreement or any act that allegedly has or would violate any provision of this Agreement (except for claims for violation of paragraphs 3, 8, 9, 10 or Attachment B hereof) will be submitted to arbitration in Dallas, Texas, or such other location as the parties may mutually agree, in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"), as the exclusive remedy for such claim or dispute.

     Only individuals who are (i) lawyers engaged full-time in the practice of law and (ii) on the AAA register of arbitrators shall be selected as an arbitrator. Within twenty (20) days of the conclusion of the arbitration hearing, the arbitrator shall prepare written findings of fact and conclusions of law. Judgment on the written award may be entered and enforced in any court of competent jurisdiction. It is mutually agreed that the written decision of the arbitrator shall be valid, binding, final and non-appealable; provided however, that the parties hereto agree that the arbitrator shall not be empowered to award punitive damages against any party to such arbitration. The arbitrator shall require the non-prevailing party to pay the arbitrator's full fees and expenses or, if in the arbitrator's opinion there is no prevailing party, the arbitrator's fees and expenses will be borne equally by the parties thereto. In the event an action is brought to enforce the provisions of this Agreement pursuant to this paragraph 5(b), the non-prevailing party shall be required to pay the reasonable and necessary attorney's fees and expenses of the prevailing party, except that if in the opinion of the court or arbitrator deciding such action there is no prevailing party, each party shall pay its own attorney's fees and expenses.

     The parties hereto agree that such arbitration will be confidential and no details, descriptions, settlements or other facts concerning such arbitration shall be disclosed or released to any third party without the specific written consent of the other party or parties unless required by law or court order or in connection with enforcement of any decision in such arbitration.

     Notwithstanding the foregoing, Executive, the Company, Ardshiel, GEIM and GEIPP recognize that a violation of the non-competition and/or non-disclosure provisions of this Agreement and in Attachment B would cause irreparable harm to the Company and the Company is entitled to seek relief in court for any alleged violations of such provisions. Executive, the Company, Ardshiel, GEIM and GEIPP further recognize that a violation of the non-disparagement provisions, and/or confidentiality provisions of this Agreement would cause irreparable harm and each party is entitled to seek relief in court for any alleged violations of such provisions. Nothing in this Agreement shall be construed to limit the power of a court in appropriate circumstances under applicable rules or statutes to award sanctions or costs in any such action.

     6. ESCROW RELEASE. Upon receipt of written instructions satisfactory to Ardshiel from each of the parties to the Merger Agreement, the Company will sign and deliver to Executive a letter instructing Norwest Bank Texas, N.A. to release to Executive his applicable percentage of the Escrow Amount established by the Indemnification Escrow Agreement entered into on October 2, 1998, provided that an amendment to the Merger Agreement is adopted in substantially the form as attached hereto as Attachment D.

     7. BREACH OF PROMISES. If Executive breaks his promises in paragraphs 4 or 5 of this Agreement and files a lawsuit based on a claim that Executive has released pursuant to this Agreement or files in court a claim subject to the exclusive arbitration provisions hereof, Executive agrees that he will pay for all costs incurred by the Releasees, including reasonable attorney's fees, in defending against Executive's claim. If the Company, Ardshiel, GEIM or GEIPP breaks its promises in paragraph 4 or 5 of this Agreement and files a lawsuit based on a claim that the Company, Ardshiel, GEIM or GEIPP has released pursuant to this Agreement or files in court a claim subject to the exclusive arbitration provisions hereof, the Company agrees that it will pay for all costs incurred by Executive, including reasonable attorney's fees, in defending against any such claim.

     8. CONFIDENTIALITY OF AGREEMENT. The Company, Ardshiel, GEIM, GEIPP and Executive promise to keep the negotiation and terms of this Agreement completely confidential except as may be required by law. Notwithstanding the foregoing, the Company, Ardshiel, GEIM, GEIPP and Executive agree that (a) the Company, Ardshiel, GEIM and GEIPP may disclose such information that is a part of this Agreement as they deem necessary in a Form 8-K or in connection with any financing transaction, including an offering of securities; (b) the Company, Ardshiel, GEIM and GEIPP may disclose such information as they deem necessary to their professional representatives, including, but not limited to, investment bankers and attorneys so long as these individuals are informed of, and agree to be bound by, this confidentiality clause; and (c) the Executive may disclose such information as he deems necessary to his immediate family and professional representatives, so long as these individuals are informed of, and agree to be bound by, this confidentiality clause.

     9. NON-COMPETITION. (a) Executive agrees not to compete with the Company for the period beginning on the Termination Date and ending on a date which is eighteen months after the Termination Date ("Term of Non-Competition"). For the purposes of this paragraph 9, "compete" shall mean directly or indirectly working or serving, individually or as an officer, director, employee, shareholder, equity owner, consultant, contractor, partner, joint venturer, agent, equity owner or in any capacity whatsoever (1) in the business of manufacturing, marketing or distributing aluminum, wood or vinyl windows or doors or (2) in any other business activity that the Company (i) is conducting on the Termination Date that was within Executive's management responsibility within the year immediately prior to his termination, or (ii) has notified the Executive as of the Termination Date that it proposes to conduct in the United States (a "Competing Business"). Additionally, "compete" also means Executive's hire, attempt to hire, or contact or solicitation with respect to hiring any employee of the Company, or any effort to divert or take away any customers or suppliers of the Company. Notwithstanding the foregoing, the Company agrees that Executive may own less than five percent of the outstanding voting securities of any publicly traded company that is a Competing Business so long as the Executive does not otherwise participate in such Competing Business in any way prohibited by this paragraph 9. Executive is prohibited from competing in any state in which the Company did business within the last two years. Executive expressly agrees that the restrictions set forth in this paragraph 9 have been designed to be reasonable and are no greater than are required for the protection of the Company.

     (b) The Executive acknowledges that the geographic boundaries, scope of prohibited activities, and time duration of the preceding paragraphs are reasonable in nature and are no broader than are necessary to maintain the confidentiality and the goodwill of the Company's proprietary information, plans and services and to protect the other legitimate business interests of the Company.

     10. NON-DISCLOSURE. Executive hereby acknowledges and agrees to comply with the agreement regarding confidential materials of the Company in Attachment B, attached hereto, except as required by law or by order of a court or government agency, or pursuant to written consent given by a duly authorized officer of the Company.

     11. FINANCIAL INFORMATION. The Company agrees to provide Executive with the entire quarterly Board of Directors package, and, in any event, the consolidated financial statements (including the balance sheet and income statements), comparisons of EBTIDA for the relevant periods to EBTIDA for prior comparable periods, and comparisons of EBTIDA to any part of the budget, prior to each quarterly Board of Directors meeting, as long as Executive holds the Exchange Warrant, Executive Warrant, or is a shareholder of the Company. In the event that no quarterly Board of Directors meeting is scheduled or held, the Company agrees to promptly deliver financial information to Executive that would otherwise be included in the quarterly Board of Directors package upon written request from Executive. The Company agrees to promptly deliver to Executive copies of financial statements and other financial information that are required to be made available to shareholders of the Company pursuant to the Stockholders Agreement as long as Executive holds the Exchange Warrant, Executive Warrant, or is a shareholder of the Company.

     12. RESPONSIBILITIES UPON TERMINATION. (a) Executive shall advise the Company of the identity of his new employer within ten (10) days after accepting new employment and further agrees to keep the Company so advised of any change in employment during the Term of Non-Competition set forth in paragraph 9. Notwithstanding the foregoing, Executive shall not be required to provide the identity of his new employer to the Company if his new employer is Fojtasek Interests, Inc., or an affiliate of Fojtasek Interests, Inc.;

     (b)  The Company in its sole discretion may notify any new employer of

Executive that he has an obligation not to compete with the Company during such term; and

     (c) Executive shall deliver to the Company any and all original records, forms, contracts, memoranda, work papers, customer data and any other documents which have come into his possession by reason of his employment with the Company, irrespective of whether or not any of said documents were prepared for him, within 30 days after the Termination Date. Without limiting his duty to preserve confidentiality set forth in paragraph 8 above and in Attachment B, Executive may retain copies of any of said documents. From this day forward, Executive agrees not to remove any originals or copies of any documents from the Company's premises without the written consent of the Board of Directors of the Company. Should Executive find any original Company documents at his home or other location, Executive agrees to return all original documents to the Company within 48 hours of the discovery.

     13. PERSONAL PROPERTY. The furniture, lighting equipment, computer equipment, office utensils and other personal property listed on Attachment C hereto that were purchased by the Company ("Company Property") are hereby conveyed to Executive by the Company. To the extent permitted under equipment leases applicable to the items listed on Attachment C, the Company agrees to assign the applicable equipment leases to Executive.

     14. ADMINISTRATIVE ASSISTANT. Executive's administrative assistant shall report to Executive through April 30, 1999. If Executive does not offer his administrative assistant employment with Fojtasek Interests, Inc. or one of its affiliates, or if his administrative assistant does not accept employment with Fojtasek Interests, Inc. or one of its affiliates, the Company will offer continued employment to Executive's administrative assistant after April 30, 1999 in an appropriate capacity with the

Company.

     15. INVENTIONS; ASSIGNMENT. All rights to discoveries, inventions, improvements and innovations (including all data and records pertaining thereto) related to Executive's business, whether or not patentable, copyrightable, registrable as a trademark, or reduced to writing, that Executive may discover, invent or originate during his employment with the Company, and for a period of twelve (12) months thereafter, either alone or with others and whether or not during working hours or by the use of the facilities of the Company ("Inventions"), shall be the exclusive property of the Company. Executive shall promptly disclose all Inventions to the Company, shall execute at the request of the Company any assignments or other documents the Company may deem necessary to protect or perfect its rights therein, and shall assist the Company, at the Company's expense, in obtaining, defending and enforcing the Company's rights therein. Executive hereby appoints the Company as his attorney-in-fact to execute on his behalf any assignments or other documents deemed necessary by the Company to protect or perfect its rights to any Inventions.

     16. ACKNOWLEDGMENTS. Executive acknowledges that (a) Executive received a copy of this Agreement and was offered a period of twenty-one (21) days to review and consider it; (b) Executive understands that he can use as much of the 21-day period as he wishes prior to signing and if the full 21-day period is not used, Executive knowingly waives the remainder of the period; (c) Executive consulted with and was advised by independent counsel of his choosing before signing this Agreement; (d) no promise or inducement for this Agreement has been made except as set forth in this Agreement; (e) this Agreement is executed by Executive without reliance upon any statement or representation, written or oral, by the Company or any of the Releasees or their employees, officers, directors, agents or representatives, except as set forth herein; and

(f) Executive is legally competent to execute this Agreement and to accept full responsibility therefor. The Company acknowledges that this Agreement has been duly authorized and executed by the Company, and is a legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

     17. REVOCATION PERIOD AND TERMINATION OF AGREEMENTS. Executive acknowledges that he understands that he may revoke this Agreement within seven
(7) days of the date of signing of this Agreement by delivering a written notice of revocation to the Company, no later than the close of business on the seventh
(7th) day after the Agreement is signed. If no such revocation is received, (1) this Agreement is effective and irrevocable as of the eighth (8th) day following the signing of this Agreement; (2) the Executive Employment Agreement dated October 2, 1998 between the Company and Executive shall automatically be terminated and of no further force or effect; and (3) the Expense Reimbursement Agreement dated October 2, 1998 between the Company and Executive shall automatically be terminated and of no further force or effect, and no sums shall be due thereunder.

     18. PROVISION DETERMINED INVALID. If any court determines that any portion of this Agreement is invalid or unenforceable, the remainder of this Agreement shall not thereby be affected and shall be given full effect without regard to the invalid provisions. If any court construes any of the provisions of this Agreement, or any part thereof, to be unreasonable and unenforceable because of the duration, scope, restrictions or burdens of such provision, such court shall have the power to reduce the duration, scope, restrictions or burdens of such provision and to enforce such provision as so reduced.

     19. WAIVER. The waiver by any party of a breach of any provision herein shall not operate or be construed as a waiver of any subsequent breach by any party.

     20. SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of Executive, his heirs, beneficiaries, successors and assigns, and the Company, Ardshiel, GEIM, GEIPP and their respective successors, employees, officers, directors, agents and representatives in their capacity as such.

     21. COMPLETE AGREEMENT. This Agreement (including the Attachments thereto) sets forth the entire agreement between Executive, the Company, Ardshiel, GEIM and GEIPP and may not be modified, altered, changed or terminated except upon the express prior written consent of Executive, the Company, Ardshiel, GEIM and GEIPP. Except as expressly set forth in Attachment A hereto, nothing contained in this Agreement shall be construed to modify or amend the Exchange Warrant, Executive Warrant, Stockholders Agreement, or Merger Agreement.

     22. GOVERNING LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Texas, without giving effect to its conflict of law rules.

     23. MISCELLANEOUS. (a) Whenever the terms "hereof", "hereby", "herein", or words of similar import are used in this Agreement they shall be construed as referring to this Agreement in its entirety rather than to a particular section or provision, unless the context specifically indicates to the contrary. Any reference to a particular "paragraph" or "section" shall be construed as referring to the indicated paragraph or section of this Agreement unless the context specifically indicates to the contrary. The use of the term "including" herein shall be construed as meaning "including without limitation."

     24. HEADINGS. The headings herein contained are for reference only and shall not affect the meaning or interpretation of any provision of this Agreement.

     25. NOTICES. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified


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

mail, return receipt requested, postage prepaid, addressed as follows:

     IF TO EXECUTIVE:                   Randall S. Fojtasek
                                        3801 Maplewood Avenue
                                        Dallas, Texas 75205

                                        with a copy to:

                                        O. Haynes Morris, Jr.
                                        1341 W. Mockingbird Lane
                                        Suite 1212W
                                        Dallas, Texas  75247
                                        Facsimile: (214) 630-5013

     IF TO THE COMPANY OR ARDSHIEL:     D and W Holdings, Inc.
                                        c/o Ardshiel, Inc.
                                        230 Park Avenue, Suite 2527
                                        New York, New York 10169
                                        Facsimile: (212) 972-1809
                                        Attention: Daniel T. Morley

                                        with a copy to:

                                        Joel M. Simon
                                        Marie Censoplano
                                        Paul, Hastings, Janofsky & Walker LLP
                                        399 Park Avenue
                                        Thirty-First Floor
                                        New York, New York 10022-4697


     IF TO GEIM OR GEIPP:               General Electric Investment Corporation
                                        3003 Summer Street
                                        P.O. Box 7900
                                        Stamford, CT 06904-7900
                                        Attention: Andreas T. Hildebrand

                                        with a copy to:

                                        William J. Phillips
                                        Dewey Ballantine LLP

                                        1301 Avenue of the Americas
                                        New York, New York 10019-6092

or to such other address as any party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

     26. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

I ACKNOWLEDGE THAT I HAVE READ AND UNDERSTOOD ALL OF THE PROVISIONS OF THIS AGREEMENT AND RELEASE, THAT I HAVE CONSULTED COUNSEL TO THE EXTENT I DEEM NECESSARY AND THAT I AM VOLUNTARILY ENTERING INTO THIS AGREEMENT AND RELEASE.



------------------------------          -----------------------------
Randall S. Fojtasek
                                        Name:
                                              -----------------------
                                        Title:
                                               ----------------------
                                        For D and W Holdings, Inc.


                                        -----------------------------

                                        Name:
                                              -----------------------
                                        Title:
                                               ----------------------
                                        For Ardshiel, Inc.


                                        -----------------------------

                                        Name:
                                              -----------------------
                                        Title:
                                               ----------------------
                                        For GE Investment Management
                                        Incorporated


                                        -----------------------------

                                        Name:
                                              -----------------------
                                        Title:
                                               ------------------------


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

                                        For GE Investment Private
                                        Placement Partners II, a Limited
                                        Partnership

Dated: April 1, 1999

                                    ATTACHMENT A
                  CONSIDERATION TO BE PAID TO RANDALL S. FOJTASEK

     Subject to the terms of the foregoing Agreement, Randall S. Fojtasek ("Executive") will receive the following consideration. All payments and benefits under the Agreement and this Attachment A are subject to applicable federal withholding tax and any other taxes as required by law. Amounts payable under the Agreement and this Attachment A shall be reduced by any amounts Executive owes to D and W Holdings, Inc., Atrium Corporation, Atrium Companies, Inc., Wing Industries Holdings, Inc., Door Holdings, Inc., Wing Industries, Inc., Atrium Door and Window Company of Arizona, Atrium Door and Window Company
- West Coast, Atrium Door and Window Company of the Northeast, Atrium Door and Window Company of New York, Inc., Atrium Door and Window Company of New England, Inc., R.G. Darby Company, Inc., Total Trim, Inc. and their subsidiaries and affiliates (collectively, the "Company"). All capitalized terms in this Attachment A are defined in the Agreement.

END OF EMPLOYMENT PAYMENT. After the expiration of the 7-day revocation period in paragraph 17 of the Agreement, provided Executive has not revoked the Agreement pursuant to paragraph 17, the Company shall pay to Executive (i) in a lump sum in cash $1,625,000; (ii) in a lump sum in cash within thirty days of the Termination Date, the Accrued Obligations; (1) and (iii) the Accrued Investments,(2) which amounts shall be payable in accordance with the terms and conditions of the Investment Plans. (3) Further, notwithstanding the terms or conditions of the Exchange Warrant, Executive Warrant or any other warrant, stock option, stock appreciation right or similar agreements between the Company and the Executive, the Executive shall vest, as of the Termination Date, in


---------
(1) ACCRUED OBLIGATIONS means the sum of (i) Executive's annual base salary earned or accrued through the Termination Date to the extent not theretofore paid; (ii) reimbursement for any and all monies advanced by Executive in connection with Executive's employment for reasonable and necessary expenses incurred by Executive through the Termination Date for which Executive timely requested reimbursement and submitted appropriate receipts and documentation, but only to the extent that such expenses exceed any advances received by Executive from the Company; and (iii) any unpaid accrued vacation pay.


(2) ACCRUED INVESTMENTS means any amount arising from Executive's participation in, or benefits under, any Investment Plans.

(3) INVESTMENT PLANS means all incentive, savings and retirement plans, practices, policies and programs applicable generally to other executives of the Company in which Executive participates.


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

all rights under such agreements (I.E., the Executive Warrant and any other stock options that would otherwise vest after the Termination Date) and thereafter he or his legal representative shall be permitted to exercise any and all such vested rights until the expiration of such Exchange Warrant, Executive Warrant, or such other warrant, stock option, stock appreciation right or similar agreement pursuant to its terms. The Exchange Warrant and Executive Warrant shall be subject to no agreements other than the Stockholders Agreement and this Agreement. GEIPP and Ardshiel and its affiliates agree not to take any action under Section 6.04 of the Stockholders Agreement to modify Sections 3.02, 3.05, 4.01, 4.02 and 5.07 of the Stockholders Agreement in any way that would be adverse to the rights of Executive without Executive's consent.

MEDICAL AND DENTAL BENEFITS. Executive may continue to participate in the Company's group medical and dental benefit plans in accordance with the Consolidated Omnibus Budget Reconciliation Act ("COBRA"). The Company will provide Executive with the form(s) necessary to elect continuation of benefits pursuant to COBRA. Premiums for continuation of Executive's group medical and dental insurance will be paid by the Company for 18 months from the Termination Date.

I UNDERSTAND THE TERMS OF THIS ATTACHMENT A AND ACKNOWLEDGE THAT, OTHER THAN THE PAYMENT AND BENEFITS DESCRIBED IN THE AGREEMENT AND RELEASE AND THIS ATTACHMENT A, EXCHANGE WARRANT, EXECUTIVE WARRANT AND STOCKHOLDERS AGREEMENT, I AM NOT ENTITLED TO ANY OTHER PAYMENT OR BENEFITS FROM THE COMPANY.

Dated: April 1, 1999
                         -------------------------------
                              Randall S. Fojtasek


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

                                    ATTACHMENT B

                 ACKNOWLEDGMENT CONCERNING CONFIDENTIAL INFORMATION


     In connection with his employment by D and W Holdings, Inc., Atrium Corporation, Atrium Companies, Inc., Wing Industries Holdings, Inc., Door Holdings, Inc., Wing Industries, Inc., Atrium Door and Window Company of Arizona, Atrium Door and Window Company - West Coast, Atrium Door and Window Company of the Northeast, Atrium Door and Window Company of New York, Inc., Atrium Door and Window Company of New England, Inc., R.G. Darby Company, Inc., Total Trim, Inc. and their subsidiaries and affiliates (collectively the "Company"), Executive had access to proprietary and confidential information of the Company, such as confidential business information, trade secrets, and financial information (collectively "Confidential Information"). Executive agrees that the Company's confidential and proprietary information are valuable corporate assets and it is imperative that such information not be disclosed. Executive will perform all reasonably necessary actions to assure protection of Confidential Information, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby specifically agree to the following:

     (1) Executive agrees not to disclose, use or exploit Confidential Information after his employment ends, unless a court of lawful jurisdiction directs otherwise. Any request for or attempt to subpoena Confidential Information shall be reported directly to the Company as soon as possible after receiving it.

     (2) Confidential Information within the meaning and scope of this Acknowledgment means all information (including a formula, pattern, compilation, program, device, method, technique, or process) that: (i) is not generally known to, and not readily ascertainable by proper means by other persons, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its confidentiality. Confidential Information includes, but is not limited to, the following:

     - BUSINESS PROCEDURES: All information concerning or relating to the way the Company conducts its business, which is not generally known to the public or within the industry or trade in which the Company competes (such as Company contracts, internal business procedures, controls, plans, licensing techniques and practices, supplier, subcontractor and prime contractor names and contacts and other vendor information, computer system passwords and other computer security controls, financial information, distributor information, and employee data) and the physical embodiments of such information (such as check lists, samples, services and operational manuals, contracts, proposals, printouts, correspondence, forms, listings, ledgers, financial statements, financial reports, financial and operational analyses, financial and operational studies, management reports of every kind, databases, employment or personnel records, and any other written or machine-readable expression of such information as are filed in any tangible media).

     - MARKETING PLANS AND CUSTOMER LISTS: All information not generally known to the public or within the industry or trade in which the Company competes pertaining to the Company's marketing plans and strategies; forecasts and projections; marketing practices, procedures and policies; financial data; discounts; margins; costs; credit terms; pricing practices, procedures and policies; goals and objectives; quoting practices, procedures and policies; and customer data including the customer lists, contracts, representatives, requirements and needs, specifications, data provided by or about prospective customers, and the physical embodiments of such information.


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

     - BUSINESS VENTURES: All information not generally known to the public or within the industry or trade in which the Company operates concerning new product development, negotiations for new business ventures, future business plans, and similar information and the physical embodiments of such information.

     - SOFTWARE: All information relating to the Company's software or hardware in operation or various stages of research and development, which are not generally known to the public or within the industry or trade in which the Company competes and the physical embodiments of such information.

     - LITIGATION: Information which is not a public record and is not generally known to the public or within the industry or trade in which the Company competes regarding litigation and potential litigation matters and the physical embodiments of such information.

     - INFORMATION NOT GENERALLY KNOWN: Any information which (i) is not generally known to the public or within the industry or trade in which the Company competes; (ii) gives the Company a significant advantage over its competitors; (iii) may be harmful to the Company; or (iv) has significant economic value or potentially significant economic value to the Company, including the physical embodiments of such information.

     (3) Nothing in this Acknowledgment shall prohibit or limit Executive's use of information (i) known previously to him prior to his employment with the Company; (ii) independently developed by him without use of Confidential Information; (iii) lawfully obtained from a third party that is not under an obligation to the Company not to disclose such information; or (iv) that is, or becomes, publicly available or generally known in the industry or trade in which the Company competes through no breach by Executive of this Acknowledgment. These exceptions (i) through (iv) shall not be interpreted by


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

Executive as justification to disregard the obligations of confidence set forth in this Agreement merely because individual portions of the Confidential Information may be found to be within the exceptions, or because the Confidential Information is implied by, but not specifically disclosed in, information falling within the exceptions.


I UNDERSTAND AND AGREE TO ABIDE BY THE TERMS OF THIS ACKNOWLEDGMENT AND I UNDERSTAND THAT DISTRIBUTION OF CONFIDENTIAL INFORMATION TO UNAUTHORIZED PERSONS OR ORGANIZATIONS IS PROHIBITED.

Dated: April 1, 1999
                      ------------------------
                         Randall S. Fojtasek


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